SCHEDULE 14A INFORMATION
        PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
                 SECURITIES EXCHANGE ACT OF 1934

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Check the appropriate box:

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     by Rule 14a-6(e)(2))

[ ]  Definitive Proxy Statement
[X]  Definitive Additional Materials
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     240.14a-12

                KANSAS CITY POWER & LIGHT COMPANY
        (NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

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                              ####


(Commercial for Kansas City, Missouri, local radio play)

     ANNOUNCER:

     Kansas City Power & Light Company is grateful to its many constituencies who support the KCPL UtiliCorp merger.

     Our Companies are committed to delivering long-term value to you now and in the future. This truly is a friendly merger of equals.

     Our two companies share not only a vision for the future, but also a true commitment to the shareholders, customers, employes and the communities we serve. Our merger needs your continued support in order to succeed. If you are a shareholder, vote YES for the KCPL-UtiliCorp merger on your WHITE proxy card.

     Kansas City Power & Light Company and UtiliCorp. A partnership of equals...working together.

(end of commercial)

                        #####

(Press release issued 5-16-96)

FOR IMMEDIATE RELEASE

Media Contacts:                                   Investor Contact:
  Pam Levetzow                                      David Myers
  816 / 556-2926                                    816 / 556-2312
  Phyllis Desbien
  816 / 556-2903       Joele Frank / Tim Metz
                       Abernathy MacGregor Scanlon
                       212 / 371-5999

      MISSOURI GOVERNOR CARNAHAN BACKS KCPL/UTILICORP
                        ____________

     Kansas City, Missouri (May 16, 1996) -- Kansas City Power & Light Company (NYSE: KLT) Chairman and President Drue Jennings says he is "deeply gratified" that Governor Mel Carnahan of Missouri has announced support of a proposed merger between Kansas City Power & Light Company and UtiliCorp United (NYSE:
UCU).

     Governor Carnahan in his statement said, "I believe that the strategic merger of these two companies will result in a situation that is in the best interest of the State of Missouri. The merger of KCPL and UtiliCorp will preserve existing jobs, will create new positions, and will create a Missouri-based corporate headquarters that will have a tremendous economic impact on the Kansas City region."

     "I am confident that the result of this merger will be strong corporate leadership and a valuable ally in our economic development efforts. This proposal provides the best future prospects for Missouri and the Kansas City area," Carnahan added.

     Drue Jennings said, "I am deeply gratified by this show of support by the Governor. We have received support of this planned strategic merger from such diverse groups as shareholders, legislators, employees, and community organizations. We believe the facts speak for themselves; the friendly merger of equals between KCPL and UtiliCorp offers the best prospects for growth."

     Kansas City Power & Light Company provides electric power to a growing and diversified service territory encompassing metropolitan Kansas City and parts of eastern Kansas and western Missouri. KCPL is a low-cost producer and leader in fuel procurement and plant technology. KLT Inc., a wholly-owned subsidiary of KCPL, pursues opportunities in non-regulated, primarily energy-related ventures.

(end of press release)
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